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Exhibit 5.1

OPINION OF LATHAM & WATKINS

June 14, 2001

Valentis, Inc.
863A Mitten Road
Burlingame, California 94010

      Re: Registration Statement on Form S-8

Ladies and Gentlemen:

    In connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 3,000,000 shares of common stock, par value $.001 per share (the "Shares"), of Valentis, Inc., a Delaware corporation (the "Company"), issuable under the Company's 2001 Nonstatutory Incentive Plan (the "Plan"), on a Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission you have requested our opinion with respect to the matters set forth below.

    In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals and copies certified or otherwise identified to our satisfaction, of such documents, corporate records and instruments as we have deemed necessary or appropriate for the purpose of this opinion.

    In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

    We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

    Subject to the foregoing, it is our opinion that the Shares to be issued under the Plan have been duly authorized, and upon the issuance and delivery of the Shares in the manner contemplated by the Plan, and assuming the Company completes all actions and proceedings required on its part to be taken prior to the issuance and delivery of the Shares pursuant to the terms of the Plan, including, without limitation, collection of required payment for the Shares, the Shares will be validly issued, fully paid and nonassessable.

    We consent to your filing this opinion as an exhibit to the Registration Statement.

                      Very truly yours,

                      /s/ Latham & Watkins

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  Exhibit 5.1
OPINION OF LATHAM & WATKINS